Exhibit 10.2.1

Cost Plus, Inc.

200 Fourth Street

Oakland, California 94607

tel 510 893 7300

fax 510 893 3681

www.costplusworldmarket.com

Friday, December 03, 2004

Mr. Jeff Kaspar

Deputy Port Director

2201 W. Washington Street

P.O. Box 2094

Stockton, CA 95201

Re:	Letter of Intent

Dear Jeff:

It was good to meet with you and discuss our mutual long term strategies. Per our agreement, this letter serves as a Letter of Intent on behalf of Cost Plus, Inc.

Cost Plus would like to revise our existing lease to extend for five years through November 2009 with a thirty-six (36) month (November 2007) option to give 90 day notice to terminate the lease or alternatively Cost Plus will have the option in November 2007 to convert the lease to a month to month.

Please contact myself or Steve Knight with any questions you may have.

Regards,

Accepted:

/s/ Judy Soares	/s/ Richard Aschieris
Judy Soares	Richard Aschieris, Port Director

Cc:	Steve Knight
John Luttrell

PORT OF STOCKTON

Phone: (209) 946-0246	Fax: (209) 465-7244

December 9, 2004

Ms. Judy Soares

Cost Plus, Inc.

200 Fourth Street

Oakland, California 94607

Re:	Letter of Intent, Cost Plus Lease Extension

Dear Ms. Soares:

The Port of Stockton is in receipt of your December 3, 2004 letter of intent to extent your lease. The Port is in agreement with your terms with the following exception:

The Port would like to ensure that the term will extend through December 31, 2009 as opposed to November 2009. Cost Plus will have an option to give 90 day notice to terminate the lease, or convert the lease to a month-to-month agreement on December 1, 2007.

If you are in agreement with this amendment, please sign and return one copy of this letter. Your lease will be amended as stated. We appreciate your business and look forward to continuing our partnership for many years to come.

Sincerely,	Accepted,

/s/ Jeff Kaspar	/s/ John Luttrell
Jeff Kaspar Deputy Port Director Properties and Environmental	John Luttrell, CFO

Post Office Box 2069 • Stockton, CA • _______ • E-mail: portmail@stocktonport.com

Administration Office: 2201 West Washington Street • Stockton, CA • 95203 • Web Page: www.portofstockton.com